UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2010

Parlux Fragrances, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-15491	22-2562955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 N. Andrews Avenue, Suite 500, Fort Lauderdale, FL	33309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   954-316-9008

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 24, 2010, Parlux Fragrances, Inc. entered into a First Amendment to Lease Agreement (the "First Amendment") to the Lease Agreement dated April 17, 2006 (the "Original Lease") with GreDel Properties, L.L.C. pursuant to which the Company leases approximately 198,500 square feet of warehouse space in Keasbey, New Jersey. The First Amendment extends the term of the Original Lease for forty eight months, commencing September 1, 2011 and expiring August 31, 2015, with an option to renew the lease for an additional five year term.

Item 2.02. Results of Operations and Financial Condition.

On February 2, 2011, Parlux Fragrances, Inc. issued a press release to announce operating results for the third quarter ended December 31, 2010. A copy of the press release is incorporated herein by reference and furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release of Parlux Fragrances, Inc., dated February 2, 2011.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parlux Fragrances, Inc. (Registrant)
February 2, 2011 (Date)	/s/ RAYMOND J. BALSYS Raymond J. Balsys Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Parlux Fragrances, Inc., dated February 2, 2011.